As filed with the Securities and Exchange Commission on June 12, 2003

Registration No. 333-90008

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO THE

FORM SB-2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Path 1 Network Technologies Inc.

(Name of Small Business Issuer as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3669 (Primary Standard Industrial Classification Code Number)	13-3989885 (I.R.S. Employer Identification Number)

6215 Ferris Square

Suite 140

San Diego, California 92121

(858) 450-4220

(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Frederick A. Cary

President, Chief Executive Officer and Chairman

Path 1 Network Technologies Inc.

6215 Ferris Square

Suite 140

San Diego, California 92121

(858) 450-4220

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Hayden J. Trubitt, Esq.

Heller Ehrman White & McAuliffe, LLP

4350 La Jolla Village Drive, 7th Floor

San Diego, CA 92122

(858) 450-8400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

(Continued on following page)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The Registrant recently filed Registration Statement No. 333-105469 on Form SB-2, pursuant to which the Registrant registered the shares of its common stock remaining available for sale under this registration statement. In accordance with the registration set forth in Registration Statement No. 333-105469, effective immediately, the Registrant hereby deregisters all shares of its common stock remaining unsold under this registration statement.

Signatures

In accordance with the requirements of the Securities Act of 1933 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California on this 12th day of June, 2003.

PATH 1 NETWORK TECHNOLOGIES INC.

By:	/s/ FREDERICK A. CARY
Name: Frederick A. Cary Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities indicated on June 12, 2003:

Signature	Title(s)

/s/ FREDERICK A. CARY	Frederick A. Cary Chief Executive Officer and Director (principal executive officer)

/s/ JOHN ZAVOLI	John Zavoli Chief Financial Officer (principal financial and accounting officer)

/s/ JAMES A. BIXBY	James A. Bixby Director

/s/ ROBERT B. CLASEN	Robert B. Clasen Director

/s/ DR. MOSHE NAZARATHY	Dr. Moshe Nazarathy Director

/s/ ROBERT L. PACKER	Robert L. Packer Director